UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2024

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of April 1, 2024, North Haven Private Income Fund LLC ("we", the "Company" or the "Fund"), sold approximately 5,566,519 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $106.0 million, reflecting a purchase price of $19.05 per unit (with the final number of Units being determined on April 25, 2024).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On April 30, 2024, the Company disclosed the below information.
Distribution:
On April 25, 2024, the Fund declared a distribution to unitholders of record in the amount of $0.1508 per unit, representing an annualized distribution yield of approximately 9.50%.
Annualized distribution yield is calculated by dividing the declared distribution by the prior month's net asset value and annualizing over 12 monthly periods.
The distribution will be payable on or around May 3, 2024 to unitholders of record as of April 30, 2024.
Company's Portfolio:
As of March 31, 2024, the Company had investments in 238 portfolio companies across 43 industries with an aggregate par value of approximately $4,760.2 million, which consisted of approximately 98.7% first lien debt investments, approximately 0.5% second lien debt investments and approximately 0.8% other securities, based on par value or, in the case of equity investments, cost. As of March 31, 2024, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of March 31, 2024, approximately 89.8% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 10.2% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.
During the period from March 1, 2024 through March 31, 2024, the Company had new investment commitments of approximately $287.0 million, approximately 98.3% of which were private senior secured loans and approximately 1.7% were in broadly syndicated loans, which the company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of March 31, 2024:

Industry	Par or Cost ($ in millions)	% of Total
Software	$1,016.6	21.4%
Insurance Services	673.2	14.1
Health Care Providers & Services	346.4	7.3
Diversified Consumer Services	317.7	6.7
Commercial Services & Supplies	313.1	6.6
Electronic Equipment, Instruments & Components	177.5	3.7
Distributors	170.0	3.6
Industrial Conglomerates	165.0	3.5
Financial Services	143.9	3.0
Professional Services	138.0	2.9
Other	1,298.8	27.2
Total	$4,760.2	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of March 31, 2024:

Issuer	Par or Cost ($ in millions)	% of Total
Formstack Acquisition Co.	$131.0	2.8%
Integrity Marketing Acquisition, LLC	124.6	2.6
Pareto Health Intermediate Holdings, Inc.	101.3	2.1
World Insurance Associates, LLC	93.0	2.0
Aptean, Inc.	78.4	1.6
Granicus, Inc.	77.2	1.6
VRC Companies, LLC	76.9	1.6
Riskonnect, Inc.	74.7	1.6
Hyland Software, Inc.	73.7	1.5
Redwood Services Group, LLC	72.2	1.5
Other	3,857.2	81.1
Total	$4,760.2	100.0%
Investing Environment:
We believe that the current market environment continues to create attractive investing opportunities. While the ultimate impact on consumers and businesses resulting from the ongoing macroeconomic and geopolitical uncertainty remains difficult to predict, we believe that the Fund is well positioned to manage the current market because of its defensive investment strategy, described in greater detail below.
During the first quarter of 2024, public markets registered positive gains, evidenced by a 10% rally in the S&P 500, despite a meaningful sell-off in long-term interest rates. Over the quarter, the yield on the 10-year U.S. Treasury note increased by 32bps, as investors weighed the possibility that rates may remain higher for longer. Despite continued market optimism about the potential for a soft landing, the timing of any pivot by the Federal Reserve will remain data dependent.

Sponsored middle market loan activity remained relatively resilient during the first quarter of 2024, resulting in part from robust demand for incremental or add-on financings. While financing volumes for new middle market leveraged buyouts remained subdued, we remain optimistic that activity may accelerate with more visibility on the trajectory for interest rates.
Within the Fund’s core investment strategy of originating private, sponsor-backed first lien senior secured middle market loans, we believe the market continues to present high quality opportunities. While spreads for new loans have compressed in recent months, driven in part by the improvement in public market risk sentiment, absolute yields remain elevated due to high reference rates. Loan terms have generally remain attractive as we have continued to witness generally conservative leverage profiles and lender-friendly documentation within the sponsored middle market loan market.
Positioning of the Company in Current Market:
Defensive Investment Strategy: We believe that the Fund’s investment approach, focused on long-term credit performance, risk mitigation and preservation of capital, positions the Fund well to navigate the uncertain market environment. Our strategy focuses primarily on making senior secured credit investments in businesses with leading market positions that enjoy high barriers to entry, generate stable free cash flows and are led by a proven management team with strong private equity sponsor backing. We believe that the Fund has a defensive portfolio of investments, characterized by limited cyclical1 issuer and industry concentrations.
Higher Interest Rates: Approximately 99.9% of the Fund’s debt investments are floating rate and the Fund should benefit from higher yields as interest rates rise, assuming that portfolio company performance and compliance remains consistent with prior quarter. 3-month SOFR, the primary benchmark for new loans made by the Fund, remained stable during the first quarter of 2024 to finish at 5.30%, despite the 524bps increase experienced during 2022 and 2023, combined.
Limited Syndicated Loan Exposure: Approximately 10.2% of the Fund’s investment commitments were in broadly syndicated loans as of March 31, 2024.

1    Cyclical industries defined as restaurants, retail, energy, and other businesses that we believe may be subject to business cycle volatility.

Net Asset Value:
As of March 31, 2024, the Company's aggregate net asset value is estimated to be approximately $2,693.6 million. As of March 31, 2024, the Company had approximately $1,107.8 million of debt outstanding (at principal). Final results may differ materially from the estimated net asset value as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of March 31, 2024, arising between the date hereof and the completion of the financial statements and the filing of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2024.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2024	North Haven Private Income Fund LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer